Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Noodles & Company for the registration of 30,146,744 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2017, with respect to the consolidated financial statements of Noodles & Company included in its Annual Report (Form 10-K) for the year ended January 3, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Denver, Colorado May 5, 2017

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